Exhibit 99.1
DuPont Reports Third Quarter 2024 Results
•Net Sales of $3.2 billion increased 4%; organic sales increased 3% versus year-ago period
•GAAP Income from continuing operations of $480 million; operating EBITDA of $857 million
•GAAP EPS from continuing operations of $1.13; adjusted EPS of $1.18
•Cash provided by operating activities from continuing operations of $737 million; transaction-adjusted free cash flow of $640 million
•Raises guidance for full year 2024 operating EBITDA and adjusted EPS

WILMINGTON, Del., Nov. 5, 2024 - DuPont (NYSE: DD) announced its financial results(1) for the third quarter ended September 30, 2024.

“Our results reflect continued strong quarterly financial performance with sequential improvement across all key financial metrics,” said Lori Koch, DuPont Chief Executive Officer. “Our ongoing innovation investments have positioned us well for growth as key end-markets recover. We are benefiting from continued demand recovery in electronics while also seeing improvement in our water and medical packaging end-markets. In the third quarter, a return to year-over-year organic sales growth coupled with solid execution drove strong operating leverage, resulting in 150 basis points of margin expansion.”

“I am pleased with the progress our teams are making on the intended separations of our electronics and water businesses,” Koch continued. “As we advance this plan, we remain excited about the tailored strategies each future company will implement to drive sustainable growth and deliver exceptional value to shareholders, customers and employees."

Third Quarter 2024 Results(1)

Dollars in millions, unless noted	3Q’24	3Q’23	Change vs. 3Q’23	Organic Sales (2) vs. 3Q’23
Net sales	$3,192	$3,058	4%	3%
GAAP Income from continuing operations	$480	$291	65%
Operating EBITDA(2)	$857	$775	11%
Operating EBITDA margin(2) %	26.8%	25.3%	150 bps
GAAP EPS from continuing operations	$1.13	$0.62	82%
Adjusted EPS(2)	$1.18	$0.92	28%
Cash provided by operating activities – cont. ops.	$737	$740	- %
Transaction-adjusted free cash flow(2)	$640	$621	3%

Net sales
•Net sales increased 4% as organic sales(2) growth of 3% and a favorable portfolio impact of 2% were partially offset by a 1% currency headwind. Organic sales(2) growth reflected a 5% increase in volume partially offset by a 2% decrease in price. Higher volume was driven by continued strong growth in electronics end-markets coupled with a return to year-over-year growth in Water Solutions.
•10% organic sales(2) growth in Electronics & Industrial; 2% organic sales(2) decline in Water & Protection; 6% organic sales(2) decline in the retained businesses reported in Corporate & Other.
•9% organic sales(2) growth in Asia Pacific; 1% organic sales(2) growth in EMEA; 2% organic sales(2) decline in U.S. & Canada.

(1) Results and cash flows are presented on a continuing operations basis. See page 5 for further information, including the basis of presentation included in this release.
(2) Organic sales, operating EBITDA, operating EBITDA margin, adjusted EPS, transaction-adjusted free cash flow and transaction-adjusted free cash flow conversion are non-GAAP measures and only reflect continuing operations. See pages 6-7 for further discussion, including a definition of significant items. Reconciliation to the most directly comparable GAAP measure, including details of significant items begins on page 12 of this communication.
(3) During first quarter 2024, the Company realigned the management and reporting structure of certain product lines within the three E&I lines of business. E&I line of business revenue amounts for historical periods have been recast to conform to the new structure.

GAAP Income from continuing operations
•GAAP income/GAAP EPS from continuing operations increased as higher segment earnings, non-cash gains on interest rate swaps and benefits of a lower share count and tax rate were partially offset by higher transaction costs.

Operating EBITDA(2)
•Operating EBITDA(2) increased as volume gains, the impact of higher production rates and savings from restructuring actions were partially offset by higher variable compensation and select growth investments.

Adjusted EPS(2)
•Adjusted EPS(2) increased due to higher segment earnings and benefits of a lower share count and tax rate.

Cash provided by operating activities from continuing operations
•Cash provided by operating activities from continuing operations in the quarter of $737 million, capital expenditures of $109 million and transaction cost payments for the Intended Business Separations of $12 million resulted in transaction-adjusted free cash flow and related conversion(2) of $640 million and 130%, respectively.

Third Quarter 2024 Segment Highlights

Electronics & Industrial

Dollars in millions, unless noted	3Q’24	3Q’23	Change vs. 3Q’23	Organic Sales(2) vs. 3Q’23
Net sales	$1,551	$1,368	13%	10%
Operating EBITDA	$467	$383	22%
Operating EBITDA margin %	30.1%	28.0%	210 bps

Net sales
•Net sales increased 13% as organic sales(2) growth of 10% and a favorable portfolio impact of 4% was slightly offset by a currency headwind of 1%.
•Organic sales(2) growth of 10% reflects an 11% increase in volume slightly offset by a 1% decrease in price.
◦Semiconductor Technologies(3) sales up more than 20% on an organic(2) basis on continued semiconductor demand recovery, primarily driven by AI technology applications and increased China demand.
◦Interconnect Solutions(3) sales up low-double digits on an organic(2) basis reflecting broad-based consumer electronics recovery, share gains and volume benefits from AI-driven technology ramps.
◦Industrial Solutions(3) sales down slightly on an organic(2) basis as strength in printing and packaging applications was offset by ongoing Kalrez® channel inventory destocking.

Operating EBITDA
•Operating EBITDA increased as volume gains, the impact of higher production rates, savings from productivity and restructuring actions and the earnings contribution from the Spectrum and Donatelle acquisitions were partially offset by higher variable compensation and select growth investments.
•Operating EBITDA margin of 30.1% increased 210 basis points.

Water & Protection

Dollars in millions, unless noted	3Q’24	3Q’23	Change vs. 3Q’23	Organic Sales(2) vs. 3Q’23
Net sales	$1,382	$1,413	(2)%	(2)%
Operating EBITDA	$364	$362	1%
Operating EBITDA margin %	26.3%	25.6%	70 bps

Net sales
•Net sales decreased 2% due to a decrease in price while volume was flat.
◦Safety Solutions sales down mid-single digits on an organic(2) basis due to a decrease in price along with year-over-year volume declines for medical packaging products. On a sequential basis, medical packaging sales increased 10% in the third quarter.
◦Shelter Solutions sales down slightly on an organic(2) basis due to headwinds in North America residential construction markets mostly offset by growth in commercial construction.
◦Water Solutions sales up low-single digits on an organic(2) basis driven by strength in ultrafiltration technologies along with continued volume recovery in China. On a sequential basis, Water Solutions sales increased 3% in the third quarter.

Operating EBITDA
•Operating EBITDA increased as productivity and savings from restructuring actions more than offset the organic revenue decline and higher variable compensation.
•Operating EBITDA margin of 26.3% increased 70 basis points.

Financial Outlook

Dollars in millions, unless noted	4Q’24E	Current Full Year 2024E	Prior Full Year 2024E
Net sales	~$3,070	~$12,365	$12,400 - $12,500
Operating EBITDA(2)	~$790	~$3,125	$3,060 - $3,110
Adjusted EPS(2)	~$0.98	~$3.90	$3.70 - $3.80

“We continue to build momentum and I am pleased with our third quarter financial performance, including another strong quarter of cash generation,” said Antonella Franzen, DuPont Chief Financial Officer. “For the fourth quarter, we estimate net sales of about $3.070 billion, operating EBITDA of about $790 million and adjusted EPS of $0.98 per share. On a year-over-year basis, our fourth quarter guidance reflects continued momentum including sales and earnings growth assumptions for both E&I and W&P. Sequentially, our fourth quarter guidance assumes normal seasonal declines in electronics and construction markets, partially offset by continued recovery in water and medical packaging end-markets.”

“On a full year basis, we are raising our earnings guidance and now expect operating EBITDA of about $3.125 billion and adjusted EPS of $3.90 per share with full year net sales now expected to be about $12.365 billion,” Franzen concluded.

Conference Call
The Company will host a live webcast of its quarterly earnings conference call with investors to discuss its results and business outlook beginning today at 8:00 a.m. ET. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

About DuPont
DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

For further information contact: DuPont Investors: Chris Mecray chris.mecray@dupont.com +1 302-295-5860	Media: Dan Turner daniel.a.turner@dupont.com +1 302-299-7628

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Overview
On November 1, 2023, DuPont completed the divestiture of the Delrin® acetal homopolymer (H-POM) business to TJC LP, (the “Delrin® Divestiture”). The results of operations for the three and nine months ended September 30, 2023 present the financial results of the Delrin® Divestiture as discontinued operations. Unless otherwise indicated, the discussion of results, including the financial measures further discussed below, refers only to DuPont's Continuing Operations and does not include discussion of balances or activity of the Delrin® Divestiture.

Effective as of January 1, 2024, Electronics & Industrial realigned certain product lines that comprise its business units (Industrial Solutions, Interconnect Solutions and Semiconductor Technologies) that are intended to optimize business operations across the segment leading to enhanced value for our customers and cost savings. The realignment did not result in changes to total Electronics and Industrial segment net sales.

On May 22, 2024, DuPont announced a plan to separate the company into three distinct, publicly traded companies. Under the plan, DuPont would execute the proposed separations of its Electronics and Water businesses ("Intended Business Separations") in a tax-free manner to its shareholders leaving DuPont to continue as a diversified industrial company following completion of the separations. DuPont expects to complete the separations within 18 to 24 months of the announcement date. The separation transactions will not require a shareholder vote and are subject to satisfaction of customary conditions, including final approval by DuPont's Board of Directors, receipt of tax opinion from counsel, the filing and effectiveness of Form 10 registration statements with the U.S. Securities and Exchange Commission, applicable regulatory approvals and satisfactory completion of financing. Please refer to the announcement and presentation materials from May 22, 2024, posted to the Investor section of www.dupont.com for more information.

Cautionary Statement about Forward-looking Statements
This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "target, "outlook,” “stabilization,” “confident,” “preliminary,” “initial,” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements, including statements regarding outlook, expectations and guidance. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which that are beyond DuPont's control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) the ability of DuPont to effect the separation transactions described above and to meet the conditions related thereto; (ii) the possibility that the separation transactions will not be completed within the anticipated time period or at all; (iii) the possibility that the separation transactions will not achieve their intended benefits; (iv) the impact of the separation transactions on DuPont’s businesses and the risk that the separations may be more difficult, time-consuming or costly than expected, including the impact on DuPont’s resources, systems, procedures and controls, diversion of management’s attention and the impact and possible disruption of existing relationships with customers, suppliers, employees and other business counterparties; (v) the possibility of disruption, including disputes, litigation or unanticipated costs, in connection with the separation transactions; (vi) the uncertainty of the expected financial performance of DuPont or the separated companies following completion of the separation transactions; (vii) negative effects of the announcement or pendency of the separation transactions on the market price of DuPont’s securities and/or on the financial performance of DuPont; (viii) the ability to achieve anticipated capital structures in connection with the separation transactions, including the future availability of credit and factors that may affect such availability; (ix) the ability to achieve anticipated credit ratings in connection with the separation transactions; (x) the ability to achieve anticipated tax treatments in connection with the separation transactions and completed and future, if any, divestitures, mergers, acquisitions and other portfolio changes and the impact of changes in relevant tax and other laws; (xi) risks and uncertainties related to the settlement agreement concerning PFAS liabilities reached June 2023 with plaintiff water utilities by Chemours, Corteva, EIDP and DuPont; (xii) risks and costs related to each of the parties respective performance under and the impact of the arrangement to share future eligible PFAS costs by and between DuPont, Corteva and Chemours, including the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; changes in laws and regulations applicable to PFAS chemicals; (xiii) indemnification of certain legacy liabilities; (xiv) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with the separation transactions and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; (xv) the risks and uncertainties, including increased costs and the ability to obtain raw materials and meet customer needs from, among other events, pandemics and responsive actions; (xvi) timing and recovery from demand declines in consumer-facing markets, including in China; (xvii) adverse changes in worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions; and other factors beyond DuPont's control, including inflation, recession, military conflicts, natural and other disasters or weather-related events, that impact the operations of the company, its customers and/or its suppliers; (xviii) the ability to offset increases in cost of inputs, including raw materials, energy and logistics; (xix) the risks associated with demand and market conditions in the semiconductor industry and associated end markets, including from continuing or expanding trade disputes or restrictions, including on exports to China of U.S.-regulated products and technology; (xx) the risks, including ability to achieve, and costs associated with DuPont’s sustainability strategy, including the actual conduct of the company’s activities and results thereof, and the development, implementation, achievement or continuation of any goal, program, policy or initiative discussed or expected; (xxi) other risks to DuPont's business and operations, including the risk of impairment; (xxii) the possibility that the Company may fail to realize the anticipated benefits of the $1 billion share repurchase program announced on February 6, 2024 and that the program may be suspended, discontinued or not completed prior to its termination on June 30, 2025; and (xxiii) other risk factors discussed in DuPont’s most recent annual report and subsequent current and periodic reports filed with the U.S. Securities and Exchange Commission. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures
Unless otherwise indicated, all financial metrics presented reflect continuing operations only.

This communication includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 12 and in the Reconciliation to Non-GAAP Measures on the Investors section of the Company's website. Non-GAAP measures included in this communication are defined below. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, environmental and indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

Indirect costs, such as those related to corporate and shared service functions previously allocated to the Delrin® Divestiture, do not meet the criteria for discontinued operations and were reported within continuing operations in the respective prior periods. A portion of these historical indirect costs include costs related to activities the Company is undertaking on behalf of Delrin® and for which it is reimbursed (“Future Reimbursable Indirect Costs”). Future Reimbursable Indirect Costs are reported within continuing operations but are excluded from operating EBITDA as defined below. The remaining portion of these indirect costs is not subject to future reimbursement (“Stranded Costs”). Stranded Costs are reported within continuing operations in Corporate & Other and are included within Operating EBITDA.

Adjusted Earnings (formerly referred to as “Adjusted results”) is defined as income from continuing operations excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) credits / costs and Future Reimbursable Indirect Costs. Adjusted Earnings is the numerator used in the calculation of Adjusted EPS, as well as the denominator in Adjusted Free Cash Flow Conversion.

Adjusted EPS is defined as Adjusted Earnings per common share - diluted. Management estimates amortization expense in 2024 associated with intangibles to be about $595 million on a pre-tax basis, or approximately $1.08 per share.

The Company's measure of profit/loss for segment reporting purposes is Operating EBITDA as this is the manner in which the Company's chief operating decision maker ("CODM") assesses performance and allocates resources. The Company defines Operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, and adjusted for significant items. Reconciliations of these measures are provided on the following pages.

Operating EBITDA Margin is defined as Operating EBITDA divided by Net Sales.

Incremental Margin is the change in Operating EBITDA divided by the change in Net Sales for the applicable period.

Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

Organic Sales is defined as net sales excluding the impacts of currency and portfolio.

Non-GAAP Financial Measures (continued)
Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. As a result, Adjusted Free Cash Flow represents cash that is available to the Company, after investing in its asset base, to fund obligations using the Company’s primary source of liquidity, cash provided by operating activities from continuing operations. Management believes Adjusted Free Cash Flow, even though it may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. Management notes that there were no exclusions for items that are unusual in nature and/or infrequent in occurrence for the three and nine-month periods ended September 30, 2024 and September 30, 2023.

Adjusted Free Cash Flow Conversion is defined as Adjusted Free Cash Flow divided by Adjusted Earnings. Management uses Adjusted Free Cash Flow Conversion as an indicator of our ability to convert earnings to cash.

Supplemental non-GAAP financial measures are presented beginning in the third quarter of 2024. Management believes the Intended Business Separations represent a significant transformational change for the Company and the impact of transaction cost payments associated with the separations are expected to be material to the Company’s financial statements. Management believes the supplemental non-GAAP financial measures Transaction-Adjusted Free Cash Flow and Transaction-Adjusted Free Cash Flow Conversion (each defined below) provide an integral view of information on the Company's underlying business performance during this period of transformational change. Management believes Transaction-Adjusted Free Cash Flow, which may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. These non-GAAP financial measures are not intended to represent residual cash flow for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Transaction-Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures, transaction cost payments associated with the Intended Business Separations and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity.

Transaction-Adjusted Free Cash Flow Conversion is defined as Adjusted Free Cash Flow excluding transaction costs associated with the Intended Business Separations divided by Adjusted Earnings.

DuPont de Nemours, Inc.
Consolidated Statements of Operations

In millions, except per share amounts (Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$3,192	$3,058	$9,294	$9,170
Cost of sales	1,998	1,954	5,912	5,967
Research and development expenses	134	128	393	380
Selling, general and administrative expenses	387	360	1,189	1,058
Amortization of intangibles	149	155	449	448
Restructuring and asset related charges - net	21	8	68	39
Acquisition, integration and separation costs	43	9	51	15
Equity in earnings of nonconsolidated affiliates	14	11	49	40
Sundry income (expense) - net	199	55	150	112
Interest expense	87	102	282	295
Income from continuing operations before income taxes	$586	$408	$1,149	$1,120
Provision for income taxes on continuing operations	106	117	310	287
Income from continuing operations, net of tax	$480	$291	$839	$833
(Loss) income from discontinued operations, net of tax	(18)	37	5	(357)
Net income	$462	$328	$844	$476
Net income attributable to noncontrolling interests	8	9	23	31
Net income available for DuPont common stockholders	$454	$319	$821	$445

Per common share data:
Earnings per common share from continuing operations - basic	$1.13	$0.62	$1.95	$1.76
(Loss) earnings per common share from discontinued operations - basic	(0.04)	0.08	0.01	(0.78)
Earnings per common share - basic	$1.09	$0.71	$1.96	$0.97
Earnings per common share from continuing operations - diluted	$1.13	$0.62	$1.94	$1.75
(Loss) earnings per common share from discontinued operations - diluted	(0.04)	0.08	0.01	(0.78)
Earnings per common share - diluted	$1.08	$0.70	$1.95	$0.97

Weighted-average common shares outstanding - basic	417.9	451.7	419.5	456.5
Weighted-average common shares outstanding - diluted	419.5	453.4	420.8	457.8

DuPont de Nemours, Inc.
Consolidated Balance Sheets

In millions, except share amounts (Unaudited)	September 30, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$1,645	$2,392
Restricted cash and cash equivalents	6	411
Accounts and notes receivable - net	2,363	2,370
Inventories	2,237	2,147
Prepaid and other current assets	188	194
Total current assets	$6,439	$7,514
Property, plant and equipment - net of accumulated depreciation (September 30, 2024 - $5,169; December 31, 2023 - $4,841)	5,784	5,884
Other Assets
Goodwill	16,868	16,720
Other intangible assets	5,579	5,814
Restricted cash and cash equivalents - noncurrent	35	—
Investments and noncurrent receivables	1,120	1,071
Deferred income tax assets	287	312
Deferred charges and other assets	1,349	1,237
Total other assets	$25,238	$25,154
Total Assets	$37,461	$38,552
Liabilities and Equity
Current Liabilities
Accounts payable	1,702	1,675
Income taxes payable	138	154
Accrued and other current liabilities	985	1,269
Total current liabilities	$2,825	$3,098
Long-Term Debt	7,170	7,800
Other Noncurrent Liabilities
Deferred income tax liabilities	1,027	1,130
Pension and other post-employment benefits - noncurrent	560	565
Other noncurrent obligations	1,222	1,234
Total other noncurrent liabilities	$2,809	$2,929
Total Liabilities	$12,804	$13,827
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 1,666,666,667 shares of $0.01 par value each; issued 2024: 417,891,872 shares; 2023: 430,110,140 shares)	4	4
Additional paid-in capital	48,059	48,059
Accumulated deficit	(22,959)	(22,874)
Accumulated other comprehensive loss	(892)	(910)
Total DuPont stockholders' equity	$24,212	$24,279
Noncontrolling interests	445	446
Total equity	$24,657	$24,725
Total Liabilities and Equity	$37,461	$38,552

DuPont de Nemours, Inc.
Consolidated Statement of Cash Flows

In millions (Unaudited)	Nine Months Ended September 30,
	2024	2023
Operating Activities
Net income	$844	$476
Income (loss) from discontinued operations	5	(357)
Net income from continuing operations	$839	$833
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	895	853
Credit for deferred income tax and other tax related items	(87)	(40)
Earnings of nonconsolidated affiliates in excess of dividends received	(31)	(13)
Net periodic pension benefit costs	7	23
Periodic benefit plan contributions	(50)	(49)
Net gain on sales of assets, businesses and investments	(5)	(8)
Restructuring and asset related charges - net	68	39
Loss on debt extinguishment	74	—
Interest rate swap gain	(152)	—
Other net loss	67	72
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	(173)	100
Inventories	(69)	57
Accounts payable	112	(191)
Other assets and liabilities, net	262	(131)
Cash provided by operating activities - continuing operations	$1,757	$1,545
Investing Activities
Capital expenditures	(418)	(474)
Proceeds and adjustments to proceeds from sales of property and businesses, net of cash divested	(7)	16
Acquisitions of property and businesses, net of cash acquired	(320)	(1,761)
Purchases of investments	—	(32)
Proceeds from sales and maturities of investments	—	1,334
Other investing activities, net	20	(2)
Cash used for investing activities - continuing operations	$(725)	$(919)
Financing Activities
Changes in short-term borrowings	—	175
Payments on long-term debt	(687)	—
Purchases of common stock and forward contracts	(500)	(2,000)
Proceeds from issuance of Company stock	43	22
Employee taxes paid for share-based payment arrangements	(26)	(25)
Distributions to noncontrolling interests	(24)	(34)
Dividends paid to stockholders	(476)	(495)
Other financing activities, net	(1)	(2)
Cash used for financing activities - continuing operations	$(1,671)	$(2,359)
Cash Flows from Discontinued Operations
Cash used for operations - discontinued operations	(469)	(176)
Cash used for investing activities - discontinued operations	—	(60)
Cash used in discontinued operations	$(469)	$(236)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9)	(56)
Decrease in cash, cash equivalents and restricted cash	$(1,117)	$(2,025)
Cash, cash equivalents and restricted cash from continuing operations, beginning of period	2,803	3,772
Cash, cash equivalents and restricted cash from discontinued operations, beginning of period	—	—
Cash, cash equivalents and restricted cash at beginning of period	$2,803	$3,772
Cash, cash equivalents and restricted cash from continuing operations, end of period	1,686	1,747
Cash, cash equivalents and restricted cash from discontinued operations, end of period	—	—
Cash, cash equivalents and restricted cash at end of period	$1,686	$1,747

DuPont de Nemours, Inc.
Net Sales by Segment and Geographic Region

Net Sales by Segment and Geographic Region	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Electronics & Industrial	$1,551	$1,368	$4,424	$3,976
Water & Protection	1,382	1,413	4,064	4,356
Corporate & Other [1]	259	277	806	838
Total	$3,192	$3,058	$9,294	$9,170
U.S. & Canada	$1,112	$1,093	$3,292	$3,161
EMEA [2]	538	535	1,632	1,702
Asia Pacific [3]	1,411	1,302	3,995	3,945
Latin America	131	128	375	362
Total	$3,192	$3,058	$9,294	$9,170

Net Sales Variance by Segment and Geographic Region	Three Months Ended September 30, 2024
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Electronics & Industrial	(1)%	11%	10%	(1)%	4%	13%
Water & Protection	(2)	—	(2)	—	—	(2)
Corporate & Other [1]	(2)	(4)	(6)	—	—	(6)
Total	(2)%	5%	3%	(1)%	2%	4%
U.S. & Canada	(1)%	(1)%	(2)%	—%	4%	2%
EMEA[2]	(1)	2	1	(1)	1	1
Asia Pacific [3]	(2)	11	9	(1)	—	8
Latin America	(3)	4	1	(1)	2	2
Total	(2)%	5%	3%	(1)%	2%	4%

Net Sales Variance by Segment and Geographic Region	Nine Months Ended September 30, 2024
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Electronics & Industrial	(2)%	7%	5%	(1)%	7%	11%
Water & Protection	(1)	(5)	(6)	(1)	—	(7)
Corporate & Other [1]	(2)	(2)	(4)	—	—	(4)
Total	(2)%	1%	(1)%	(1)%	3%	1%
U.S. & Canada	(1)%	(3)%	(4)%	—%	8%	4%
EMEA[2]	(2)	(3)	(5)	—	1	(4)
Asia Pacific [3]	(2)	5	3	(2)	—	1
Latin America	(1)	1	—	—	4	4
Total	(2)%	1%	(1)%	(1)%	3%	1%
1.Net Sales within Corporate & Other reflect the Retained Businesses which include the Auto Adhesives & Fluids, MultibaseTM and Tedlar® businesses.
2.Europe, Middle East and Africa.
3.Net sales attributed to China, for the three months ended September 30, 2024 and 2023 were $632 million and $563 million, respectively, while for the nine months ended months ended September 30, 2024 and 2023 net sales attributed to China were $1,761 million and $1,669 million respectively.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Operating EBITDA by Segment	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Electronics & Industrial	$467	$383	$1,260	$1,094
Water & Protection	364	362	1,003	1,074
Corporate & Other [1]	26	30	74	59
Total	$857	$775	$2,337	$2,227
1. In addition to corporate expenses, Corporate & Other includes activities of the Retained Businesses which include the Auto Adhesives & Fluids, MultibaseTM and Tedlar® businesses.

Equity in Earnings of Nonconsolidated Affiliates by Segment	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Electronics & Industrial	$10	$3	$33	$11
Water & Protection	5	8	22	29
Corporate & Other [1]	(1)	—	(6)	—
Total equity earnings included in operating EBITDA (GAAP)	$14	$11	$49	$40
1. Corporate & Other includes the equity interest acquired in the Delrin® Divestiture transaction.

Reconciliation of "Income from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Income from continuing operations, net of tax (GAAP)	$480	$291	$839	$833
+ Provision for income taxes on continuing operations	106	117	310	287
Income from continuing operations before income taxes	$586	$408	$1,149	$1,120
+ Depreciation and amortization	306	294	895	853
'- Interest income [1]	14	34	55	132
'+ Interest expense [1,2]	86	102	281	295
'- Non-operating pension/OPEB benefit credits (costs) [1]	4	(3)	14	(7)
'- Foreign exchange (losses) gains, net [1]	(19)	17	(19)	(31)
+ Future reimbursable indirect costs	—	2	—	6
- Significant items benefit (charge)	122	(17)	(62)	(47)
Operating EBITDA (non-GAAP)	$857	$775	$2,337	$2,227
1.Included in "Sundry income (expense) - net."
2.The three month and nine month period ended September 30, 2024 excludes interest rate swap basis amortization. Refer to details of significant items on pages 13-14.

Reconciliation of "Cash provided by operating activities - continuing operations" to Adjusted Free Cash Flow [1] , Transaction-Adjusted Free Cash Flow[1] and calculation of "Adjusted Free Cash Flow Conversion" and "Transaction-Adjusted Free Cash Flow Conversion"
	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Cash provided by operating activities (GAAP) [2] - continuing operations	$737	$740	$1,757	$1,545
Capital expenditures	(109)	(119)	(418)	(474)
Adjusted free cash flow (non-GAAP)	$628	$621	$1,339	$1,071
Transaction cost payments associated with the Intended Business Separations	12	—	12	—
Transaction-adjusted free cash flow (non-GAAP)	$640	$621	$1,351	$1,071

Adjusted earnings (non-GAAP) [3]	$494	$415	$1,236	$1,194
Adjusted free cash flow conversion (non-GAAP)	127%	150%	108%	90%
Transaction-adjusted free cash flow conversion (non-GAAP)	130%	150%	109%	90%
1.Adjusted Free Cash Flow and Transaction-Adjusted Free Cash Flow are calculated on a continuing operations basis for all periods presented. Refer to the definitions of Non-GAAP metrics on pages 6-7 for additional information.
2.Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities - continuing operations" for the nine month periods noted.
3.Refer to pages 13-14 for the Non-GAAP reconciliations of Net income from continuing operations available for DuPont common stockholders to Adjusted Earnings (Non-GAAP).

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended September 30, 2024
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$586	$472	$1.13
Less: Significant items
Acquisition, integration & separation costs [4]	(43)	(38)	(0.09)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(21)	(16)	(0.04)	Restructuring and asset related charges - net
Inventory write-offs [6]	(2)	(1)	—	Cost of sales
Inventory step-up amortization [7]	(2)	(1)	—	Cost of sales
Interest rate swap mark-to-market gain [8]	191	147	0.35	Sundry income (expense) - net
Interest rate swap amortization [9]	(1)	—	—	Interest expense
Total significant items	$122	$91	$0.22
Less: Amortization of intangibles	(149)	(116)	(0.28)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	4	3	0.01	Sundry income (expense) - net
Adjusted earnings (non-GAAP)	$609	$494	$1.18

Significant Items Impacting Results for the Three Months Ended September 30, 2023
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$408	$282	$0.62
Less: Significant items
Acquisition, integration & separation costs [10]	(9)	(9)	(0.02)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(8)	(6)	(0.01)	Restructuring and asset related charges - net
Income tax items	—	6	0.01	Provision for income taxes on continuing operations
Total significant items	$(17)	$(9)	$(0.02)
Less: Amortization of intangibles	(155)	(121)	(0.27)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	(3)	(2)	(0.01)	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(2)	(1)	—	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$585	$415	$0.92
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Acquisition, integration and separation costs related to the Intended Business Separations, and the Spectrum and Donatelle Plastics acquisitions.
5.Includes restructuring actions and asset related charges.
6.Reflects raw material inventory write-offs recorded in “Cost of Sales” in connection with restructuring actions related to plant line closures within the Water & Protection segment.
7.Reflects the amortization of an inventory step-up adjustment related to the Donatelle Plastics acquisition.
8.Includes the non-cash mark-to-market gain related to the 2022 Swaps and 2024 Swaps and net interest settlement loss related to the 2022 Swaps.
9.Reflects the basis amortization on the 2022 Swaps.
10.Acquisition, integration and separation costs related to the Spectrum acquisition.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Nine Months Ended September 30, 2024
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$1,149	$816	$1.94
Less: Significant items
Acquisition, integration and separation costs [4]	(51)	(44)	(0.10)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(68)	(50)	(0.12)	Restructuring and asset related charges - net
Inventory write-offs [6]	(26)	(20)	(0.05)	Cost of sales
Inventory step-up amortization [7]	(2)	(1)	—	Cost of sales
Loss on debt extinguishment [8]	(74)	(57)	(0.14)	Sundry income (expense) - net
Interest rate swap mark-to-market gain [9]	152	118	0.28	Sundry income (expense) - net
Interest rate swap amortization [10]	(1)	(1)	—	Interest expense
Income tax items [11]	8	(29)	(0.07)	Sundry income (expense) - net; Provision for income taxes on continuing operations
Total significant items	$(62)	$(84)	$(0.20)
Less: Amortization of intangibles	(449)	(347)	(0.83)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	14	11	0.03	Sundry income (expense) - net
Adjusted earnings (non-GAAP)	$1,646	$1,236	$2.94

Significant Items Impacting Results for the Nine Months Ended September 30, 2023
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$1,120	$802	$1.75
Less: Significant items
Acquisition, integration and separation costs [12]	(15)	(14)	(0.03)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(39)	(30)	(0.06)	Restructuring and asset related charges - net
Gain on divestiture [13]	7	6	0.01	Sundry income (expense) - net
Income tax items	—	5	0.01	Provision for income taxes on continuing operations
Total significant items	$(47)	$(33)	$(0.07)
Less: Amortization of intangibles	(448)	(350)	(0.77)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	(7)	(5)	(0.01)	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(6)	(4)	(0.01)	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$1,628	$1,194	$2.61
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Acquisition, integration and separation costs related to the Intended Business Separations and the Spectrum and Donatelle Plastics acquisitions.
5.Includes restructuring actions and asset related charges.
6.Reflects net raw material inventory write-offs recorded in “Cost of Sales” in connection with restructuring actions related to plant line closures within the Water & Protection segment.
7.Reflects the amortization of an inventory step-up adjustment related to the Donatelle Plastics acquisition.
8.Reflects the loss on extinguishment of debt related to the partial redemption of the 2038 notes.
9.Includes the non-cash mark-to-market gain related to the 2022 Swaps and 2024 Swaps and net interest settlement loss related to the 2022 Swaps.
10.Reflects the basis amortization on the 2022 Swaps.
11.Reflects the impact of an international tax audit.
12.Acquisition, integration and separation costs related to Spectrum acquisition.
13.Reflects post-closing adjustments related to previously divested businesses.